UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 14, 2007

Global Crossing Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-16201	980189783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

WESSEX HOUSE, 45 REID STREET, HAMILTON, Bermuda	HM12
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 296-8600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 14, 2007, GC Impsat Holdings I Plc (“GC Impsat”), a subsidiary of Global Crossing Limited (the “Company”), issued U.S. $225,000,000 in aggregate principal amount of GC Impsat’s 9.875% senior notes due 2017 (the “GC Impsat Notes”). The GC Impsat Notes were issued under an indenture (the “Indenture”), dated as of February 14, 2007, among GC Impsat, Wells Fargo Bank, National Association, as trustee (the “Trustee”), and, upon consummation of the Acquisition (as defined below), the Note Guarantors (as defined below). Attached hereto as Exhibit 99.1 and incorporated herein by reference is the Company’s press release dated February 14, 2007 relating to the closing of the offering of the GC Impsat Notes.

The following summary of the GC Impsat Notes is qualified by reference to (1) the Indenture (attached as Exhibit 4.1 to this Report) and (2) the escrow and security agreement (the “Escrow Agreement”), dated as of February 14, 2007, among GC Impsat, the Trustee and Wells Fargo Bank, National Association, as escrow agent (attached as Exhibit 4.2 to this Report).

General. The GC Impsat Notes, the Indenture and the Escrow Agreement are governed by New York law.

Escrow of Proceeds. The proceeds of the offering will be used to finance a portion of the purchase price (including the repayment of indebtedness) of the Company’s previously announced proposed acquisition (the “Acquisition”) of IMPSAT Fiber Networks, Inc. (“Impsat”). Pursuant to the Escrow Agreement, the net proceeds of the sale of the GC Impsat Notes, plus an additional amount of cash necessary to fund the special redemption described below, were placed in an escrow account for the benefit of the note holders pending the consummation of the Acquisition. If (i) the Acquisition is not consummated on or prior to May 25, 2007 or (ii) the agreement and plan of merger, dated as of October 25, 2006, among the Company, GC Crystal Acquisition, Inc., a wholly-owned indirect subsidiary of the Company, and Impsat is terminated prior to May 25, 2007, GC Impsat will be required to redeem all of the GC Impsat Notes at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date.

Maturity and Interest Payment Dates. The GC Impsat Notes will mature on February 15, 2017. Interest is payable in cash semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 2007.

Ranking and Guarantees. The GC Impsat Notes are the senior unsecured (other than with respect to the Debt Service Reserve Account (as defined below)) obligations of GC Impsat and rank equal in right of payment with all of its other senior unsecured debt. Upon consummation of the Acquisition, the restricted subsidiaries of GC Impsat (including Impsat and certain of its subsidiaries) (the “Note Guarantors”) will jointly and severally guarantee the GC Impsat Notes on a senior unsecured basis, ranking equal in right of payment with all of their other senior unsecured debt.

Debt Service Reserve Account. Pursuant to a pledge and security agreement (the “Pledge and Security Agreement”), to be entered into on the date of the Acquisition, among GC Impsat, the Trustee and Wells Fargo Bank, National Association, as collateral agent (the “Collateral Agent”), GC Impsat will maintain a debt service reserve account (the “Debt Service Reserve Account”) in the name of the Collateral Agent for the benefit of the holders of the GC Impsat Notes until such time as GC Impsat’s cumulative Operating Cash Flow (as defined in the Indenture) has been positive for a period of four consecutive fiscal quarters and subject to certain other limitations described in the Pledge and Security Agreement. The Debt Service Reserve Account will be required to be “fully funded” at all times until it is terminated. The Debt Service Reserve Account will be deemed “fully funded” if it has an amount on deposit sufficient to make two interest payments on the GC Impsat Notes.

Optional Redemption. Prior to February 15, 2012, GC Impsat will have the right, at its option, to redeem any of the GC Impsat Notes, in whole or in part, at any time by paying a “make-whole” premium. After February 15, 2012, GC Impsat may redeem the GC Impsat Notes, at its option, in whole or in part, at redemption prices decreasing from 104.938% in 2012 to 100.000% of the principal amount in 2015 and thereafter. On or prior to February 15, 2010, GC Impsat may also redeem up to 35% of the aggregate principal amount of the GC Impsat Notes originally issued using the proceeds of certain equity offerings. In addition, GC Impsat may redeem the GC Impsat Notes, in whole but not in part, upon certain changes in tax laws and regulations.

Change of Control. If GC Impsat experiences a change of control, each holder of the GC Impsat Notes will have the right to require that GC Impsat purchase all or a portion of the holder’s notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest through the date of repurchase.

Operating Restrictions. The Indenture limits GC Impsat’s and its restricted subsidiaries’ ability to, among other things: (1) incur or guarantee additional indebtedness; (2) pay dividends or make other distributions; (3) make certain investments or other restricted payments; (4) enter into arrangements that restrict dividends or other payments to GC Impsat from its restricted subsidiaries; (5) create liens; (6) sell assets, including capital stock of subsidiaries; (7) engage in transactions with affiliates; and (8) merge or consolidate with other companies or sell substantially all of its assets. All of these limitations are subject to a number of important qualifications and exceptions set forth in the Indenture.

Events of Default. The Indenture contains events of default that are customary for high yield securities, including failure to make payments of principal and interest when due, breaches of covenants, cross-default to other indebtedness, bankruptcy, insolvency and unsatisfied judgment defaults. In addition, it will be an event of default under the Indenture if GC Impsat fails to maintain a “fully funded” Debt Service Reserve Account for a period of 5 days or more. Subject to certain notice and cure periods, the maturity of the GC Impsat Notes may be accelerated upon the occurrence of an event of default by the holders of at least 25% in aggregate principal amount of the GC Impsat Notes then outstanding.

Transfer Restrictions. The GC Impsat Notes have not been registered under the Securities Act of 1933, as amended, or any other applicable securities laws and are subject to restrictions on transferability and resale. After the fortieth day following the date of delivery of the GC Impsat Notes, certain selling restrictions will terminate with respect to the notes sold pursuant to Regulation S of the Securities and Exchange Commission.

Amendments. Subject to certain exceptions, the GC Impsat Notes Indenture may be amended with the consent of the holders of a majority in aggregate principal amount of the GC Impsat Notes then outstanding.

Item 9.01	Financial Statements and Exhibits.

See Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Crossing Ltd.

February 20, 2007	By:	Mitchell C. Sussis

/s/ MITCHELL C. SUSSIS
	Name:	Mitchell C. Sussis
	Title:	Senior Vice President, Secretary and Deputy General Counsel

Exhibit Index

Exhibit No.	Description
4.1	Indenture, dated as of February 14, 2007.

4.2	Escrow and Security Agreement, dated as of February 14, 2007.

99.1	Press Release of Global Crossing Limited dated February 14, 2007.